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                                                                Exhibit 3.ii.(j)

                                    BY-LAWS

                                       of

                      TERRA CHEMICALS INTERNATIONAL, INC.

                            (A Delaware Corporation)

                                   ARTICLE 1

                                    Offices
                                    -------

        1.1.  Principal Office. The principal office of TERRA CHEMICALS
              ----------------
INTERNATIONAL, INC. (hereinafter called the "Corporation") in the State of Delaware shall be established and maintained at the office of United States Corporation Company, 129 South State Street, City of Dover, County of Kent, State of Delaware, and United States Corporation Company shall be the resident agent of the Corporation in charge thereof.

        1.2.  Other Offices. The Corporation, in addition to its principal
              -------------
office in the State of Delaware, may establish and maintain such other office or offices at such place or places without the State of Delaware as the Board of Directors may determine.

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                                    ARTICLE 2

                            Meetings of Stockholders
                            ------------------------


        2.1.  Place of Holding Meetings. Each annual meeting of stockholders,
              -------------------------
and every other meeting of stockholders at which directors are to be elected, shall be held at the executive office of the Corporation, provided that the Board of Directors may fix some other place within the city in which such office is located for the holding of any such meeting, in which event at least ten (10) days' notice of the place so fixed shall be given to the stockholders entitled to vote thereat, and the meeting shall be held at such place.

        Each special meeting of stockholders for purposes other than election of directors shall be held at such place, within or without the State of Delaware, as shall be designated in the notice of such meeting.

        2.2. Annual Meetings. Each annual meeting of stockholders, for the
             ---------------
purpose of electing directors and transacting such other business as may properly come before the meeting, shall be held on the second Monday in October of each year at 1l:00 o'clock in the forenoon. If this date shall be a legal holiday at the place where the meeting is to be held, the

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meeting shall be held at the same hour on the next succeeding business day which is not a legal holiday. At each annual meeting, the stockholders present or represented by proxy and entitled to vote shall elect directors and may transact such other business as may properly come before the meeting, whether or not specified in the notice of such meeting.

     2.3  Special Meetings. Special meetings of the stockholders entitled to
          ----------------
vote may be called by the Chairman of the Board of Directors, the President or the Secretary, and shall be called (a) upon requisition therefor, stating the purpose or purposes thereof, delivered to the Chairman of the Board of Directors, the President or the Secretary and signed by three (3) directors then in office or by the holders of one-third (l/3) in number of the issued and outstanding shares of stock entitled to vote thereat; (b) if ordered by resolution of the Board of Directors; or (c) if required by the provisions of the Certificate of Incorporation. The notice of any special meeting shall designate, as the place thereof, the office of the Corporation described in
Section 2.1 of these By-laws; provided that if such meeting shall be ordered by resolution of the Board of Directors, such resolution may, subject to the provisions of Section 2.1 of these By-laws, specify another place for the holding of such meeting, in which case the notice thereof

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shall designate such other place and the meeting shall be held at such place.

         2.4   Voting. The rights of the holders of stock of any class of the
               ------
Corporation to vote at any election of directors and on any matter shall be as provided in the Certificate of Incorporation. In voting at any election of directors or any matter, each stockholder holding one or more shares entitled to vote at such election or on such matter shall have one vote for each such share registered in his name on the books of the Corporation (a) on the date fixed pursuant to Section 2.10 of these By-laws as the record date for the determination of stockholders entitled to vote; (b) if no such record date shall have been fixed, then at the time of the meeting at which such vote shall be taken, provided that, except where the transfer books of the Corporation shall have been closed or a record date shall have been fixed as aforesaid, no share of stock shall be voted at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election. The Corporation shall not vote directly or indirectly any share of its own capital stock.

         2.4.1 Each stockholder entitled to vote may vote either in person or by proxy appointed by an instrument in writing (including telegram, cablegram, radiogram or similar communication) signed by the stockholder or by his duly authorized attorney, but no proxy shall be voted after three (3) years from its date unless the proxy shall

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     provide for a longer period.

         2.4.2 The vote of stockholders at any election of directors or on any matter need not be by ballot unless demanded by the holders of at least ten per cent (10%) of the stock present or represented by proxy at the meeting and entitled to vote at such election or on such matter.

         2.4.3 Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held in person or by proxy. In the case of stock held jointly by two or more fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held in person or by proxy, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties. Persons whose stock is pledged shall be entitled to represent such stock and vote thereon unless, in a transfer by the pledgor on the books of the Corporation, the pledgor shall have expressly empowered the pledgee so to act, in which case only the pledgee may represent such stock and vote thereon.

         2.5 Quorum. At each meeting of stockholders held for any purpose, the
             ------
presence in person and/or the representation by proxy of the holders of a majority of the issued and

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outstanding shares of stock entitled to vote shall be necessary and sufficient to constitute a quorum. The affirmative vote of the holders of a majority of the shares of stock entitled to vote which are represented at any meeting of stock-holders at which a quorum is present shall be necessary and sufficient to constitute action by the stockholders unless another applicable requirement shall be set by law or by the Certificate of Incorporation.

         2.6. Adjournment of Meetings. Any meeting of stockholders may be
              -----------------------
adjourned from time to time and from place to place by the holders of a majority of the shares of stock entitled to vote present in person or represented by proxy, whether or not a quorum, without any notice other than an announcement at the meeting. At any adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted at the meeting as originally called. Only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment thereof.

         2.7. Notice of Meetings. Notice of each meeting of stockholders,
              ------------------
stating the place and time of the meeting and, in the case of special meetings, the nature of the business to be considered, shall be given personally or by mail, telegram, cablegram, radiogram or similar communication, in the case of annual meetings, not less than ten (10) days and, in the case

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special meetings, not less than ten (10) days, nor more (in any case) than forty
(40) days, before the meeting, to each stockholder of record entitled to vote at such meeting, at his address as it appears on the stock transfer books of the Corporation. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, and no notice need be given when the giving of such notice may be dispensed with according to law. No notice of any adjourned meeting need be given.

          2.8.  Waiver of Notice. Notice of any meeting of stockholders may be
                ----------------
waived in writing or by telegram, cablegram, radiogram or similar communication signed either before or after such meeting by any stockholder entitled to vote thereat, and any such waiver shall, as to such stockholder, be in substitution for, and equivalent to, the due giving of such notice.

          2.9.  List of Stockholders. The Secretary or an Assistant Secretary
                --------------------
shall prepare, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a

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place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

          2.10. Closing of Transfer Books and Record Date. The Board of
                -----------------------------------------
Directors may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding fifty (50) days next preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty
(50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such

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dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          2.11.  Judges. Two (2) judges for each meeting of stockholders of the
                 ------
Corporation at which judges are required to or may act may be appointed by the Board of Directors before the meeting. If no such appointment shall have been made, or if one or both of the judges appointed by the Board of Directors shall refuse to act or fail to attend and no alternate judge or judges who are willing and able to act shall have been so appointed, the appointment or appointments shall be made by the presiding officer at the meeting. The judges shall receive and take in charge all proxies and ballots and shall decide all questions relating to the qualification of voters, the validity of proxies and the acceptance and rejection of votes. In case the judges cannot agree on any question, the presiding officer shall decide such question. The judges shall be entitled to reasonable compensation for their services, paid by the Corporation. Each judge, before entering upon the discharge of his

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duties, shall be sworn faithfully to execute the duties of his office with strict impartiality and according to the best of his ability, and the oath so taken shall be subscribed by him.

         2.12. Procedural Committee. The Board of Directors may, in its
               --------------------
discretion, appoint a procedural committee to prepare and administer, and amend or modify, such rules and regulations as may appear appropriate or desirable to govern the conduct of any meeting of stockholders held for any purpose, which rules and regulations shall have governing effect with respect to the filing of proxies, nominations, opening and closing of polls, questions of parliamentary procedure, and other similar matters at and with respect to such meeting.

                                    ARTICLE 3

                               Board of Directors
                               ------------------

         3.1. General Powers. The property, affairs and business of the
              --------------
Corporation shall be managed by the Board of Directors and, subject to such restrictions as may be imposed by law, by the Certificate of Incorporation or by these By-laws, the Board of Directors may exercise all of the powers of the Corporation.

         3.2. Number and Qualifications. The number of directors, which shall be
              -------------------------
not less than three (3) nor more than fifteen (15), shall be determined in the first instance by the

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the incorporators and thereafter at the annual election of directors by the stockholders entitled to vote or, in the intervals between annual elections, by vote of a majority of the directors then in office. The stockholders entitled to vote, but not the directors, may at any time reduce the number of directors below the number then in office, such reduction and the director or directors whose term or terms shall expire upon such reduction to be determined at an annual or special meeting of stockholders; provided that no such action shall result in the expiration of the term of a director without the affirmative vote or written consent of the holders of a majority of the outstanding shares of the class of stock, the holders of which elected such director. Directors need not be stockholders.

                3.3.    Term of Office. Subject to the provisions of Section 3.2
                        --------------
of these By-laws, each director shall be elected to serve until the annual meeting of stockholders next following his election and until a duly qualified successor shall be elected, or until he shall die, resign or be removed.

                3.4.    Place of Meetings. The directors may hold their meetings
                        -----------------
and have one or more offices at such place or places (whether within or without the State of Delaware) as they may from time to time by resolution determine.

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                3.5.    First or Annual Meeting. Each newly elected Board of
                        -----------------------
Directors may, if a quorum shall be present, hold its first or annual meeting without prior notice thereof for the purpose of organization, the election of officers and the transaction of other business, immediately after the annual meeting of stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors, or such meeting may be held on notice given as hereinafter provided for special meetings of directors.

                3.6.    Election of Officers. At such first or annual meeting,
                        --------------------
the Board of Directors may elect a Chairman of the Board of Directors and shall elect a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice Presidents), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board of Directors may determine. No officer other than the Chairman of the Board of Directors need be a director.

                3.7.    Regular Meetings. Regular meetings of the directors may
                        ----------------
be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

                3.8.    Special Meetings; How Called; Notice. Special meetings
                        ------------------------------------
of the directors may be called by the Chairman of the

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Board of Directors, the President, the Executive Vice President, the Secretary
or an Assistant Secretary and, on the written request of any three (3) directors, the Secretary or an Assistant Secretary shall call such meeting. Not less than three (3) days' notice of any such meeting shall be given personally or by mail, telegram, cablegram, radiogram or similar communication. Notice of any special meeting may be waived in writing or by telegram, cablegram or radiogram or similar communication signed, either before or after such meeting, by any of the directors then in office, and any such waiver shall, as to such director, be in substitution for, and equivalent to, the due giving of such notice. No notice of a meeting need be given to any director who shall attend such meeting, and any meeting of directors shall be a valid and lawful meeting, whether or not notice thereof shall have been given, if all the directors then in office shall be present, and any action taken thereat by the requisite vote shall be valid and binding for all purposes.

        3.9.  Quorum and Adjournment of Meetings. A majority of the directors in
              ----------------------------------
office, but in no event less than two (2) directors, shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which there shall be a quorum shall be the act of the Board unless another applicable requirement shall be set by law, by the Certificate of Incorporation or by these By-laws. A majority of the directors present at any

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meeting, although less than a quorum, may adjourn the meeting from time to time and from place to place without any notice other than an announcement at the meeting. At any adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted at the meeting as originally called.

        3.10.  Organization.  At each meeting of the Board of Directors, the
               ------------
Chairman of the Board of Directors or, in his absence, the President or, in the absence of both of them, a director chosen by the majority of the directors present, shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting, and in the absence from such meeting of the Secretary and all of the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        3.11.  Compensation. Directors as such shall not receive any stated
               ------------
compensation for their services, but by resolution of the Board of Directors a fixed fee for, and out-of-pocket expenses in connection with, attending meetings may be allowed. Nothing in this Section shall preclude a director from serving the Corporation in any capacity other than as director and receiving compensation therefor.

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        3.12.  Resignation and Removal. Any director may resign at any time.
               -----------------------
Such resignation shall be in writing and shall take effect at the time specified therein or, if no time be so specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided therein. Any director may be removed at any time, with or without cause, by vote of the holders of a majority of the outstanding shares of the class of stock, the holders of which elected such director.

        3.13.  Filling of Vacancies. Any vacancy or vacancies in the Board of
               --------------------
Directors caused by an increase in the number of directors shall be filled at an annual or special meeting by the stockholders entitled to vote thereat, or, if the increase shall be determined by the directors, the additional director or directors shall be elected by vote of a majority of the directors then in office at any regular or special meeting. Notwithstanding the foregoing, if the holders of any particular class of stock of the Corporation shall, as a result of such increase, be entitled to elect one or more additional directors, such additional director or directors shall be elected by the holders of the outstanding shares of such class.

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        3.13.1  Any vacancy in the Board of Directors caused by the death, resignation or removal of a director may be filled by vote of a majority of the directors remaining in office (although less than a quorum) who were elected by the holders of the class of stock of the Corporation, the holders of which elected the director theretofore filling such vacancy (or if only one director so elected shall remain in office, by that one), or at a special meeting of stockholders by the stockholders entitled to vote thereat.

        3.13.2 When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, who were elected by the holders of the class of stock of the Corporation who elected the director or directors who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies in the Board of Directors.

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                                   ARTICLE 4

                    Executive Committee and Other Committees
                    ----------------------------------------

        4.1.  Constitution and Powers. The Board of Directors, by resolution
              -----------------------
adopted by a majority of the directors then in office, may designate three or more directors to constitute an Executive Committee, who shall have and may exercise, so far as may be permitted by law, all the powers of the Board of Directors in the management of the property, affairs and business of the Corporation in the intervals between meetings of the Board, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The fact that the Executive Committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific direction respecting such action, unless actual notice to the contrary shall have been given.

        4.2.  Vacancies. The Board of Directors shall fill any and all vacancies
              ---------
in the Executive Committee and may, from time to time, appoint alternate members of the Executive Committee to serve in the temporary absence or disability of any member. Such designation of a member or such appointment of an alternate member may be terminated at any time, with or

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without cause, and any member or alternate member of said Committee may be removed, with or without cause, at any time, by vote of a majority of the whole Board then in office.

        4.3. Organization, Meetings, Etc. The Executive Committee, at each
             ---------------------------
meeting thereof, shall elect one of its number to act as chairman of the meeting, and shall also elect a person (who need not be a member of the Executive Committee) to act as secretary of the meeting. The Executive Committee may adopt rules governing the time of its meetings and the method of calling and/or method of holding such meetings, and may also adopt rules governing the conduct of its business. The Executive Committee shall keep minutes of its acts and proceedings and shall report thereon to the Board of Directors.

        4.4. Quorum. A majority of the members of the Executive Committee shall
             ------
constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which there shall be a quorum shall be the act of the Executive Committee.

        4.5. Other Committees. The Board of Directors may also, by resolution
             ----------------
adopted by vote of a majority of the directors then in office, appoint such other committees, consisting of two or more directors, and, to the extent permitted by law, may delegate to any such committee such of the powers of the Board, as the Board shall determine.

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                                    ARTICLE 5

                                    Officers
                                    --------

     5.1. Officers. The officers of the Corporation shall be a President, one or
          --------
more Vice Presidents (one or more of whom may be designated Executive Vice Presidents), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as the Board may determine. More than two offices, other than the offices of President and Secretary, may be held by the same person. Each officer, for his services as such, shall be entitled to receive such salary or other compensation, if any, as may be fixed from time to time by the Board of Directors.

     5.2. Election, Term of Office and Qualifications. Each officer shall be
          -------------------------------------------
elected annually by the Board of Directors, and shall hold office until a duly qualified successor shall be elected, or until he shall die, resign or be removed.

     5.3. Resignation and Removal. Any officer may resign at any time. Such
          -----------------------
resignation shall be in writing and shall take effect at the time specified therein, or, if no time be so specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided therein. Any officer may be removed from office, with or without cause,

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at any regular meeting of the Board of Directors or at any special meeting called for that purpose, by vote of a majority of the whole BOard of Directors.

        5.4.  Vacancies. If any office of the Corporation shall be or become
              ---------
vacant for any reason, the Board of Directors may elect any qualified person to fill such vacancy, such person to hold office for the unexpired term and until a duly qualified successor shall be elected.

        5.5.  Chairman of the Board of Directors. The Board of Directors may
              ----------------------------------
designate one of their number to act as Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board at which he shall be present, and shall perform such other duties as may be provided in these By-laws or delegated to him by the Board of Directors. In the event of the absence or disability of the President, the Chairman of the Board of Directors shall be chief executive officer of the Corporation and shall have all the powers and perform all the duties of the President.

        5.6.  President.  The President shall be the chief executive officer of
              ---------
the Corporation. He shall also preside at all meetings of stockholders, and shall also preside at all meetings of the Board of Directors at which the Chairman of the Board of Directors shall not be present. He shall have power to call, for any purpose or purposes, special meetings of the

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holders of stock of any class or series and of directors; he may, subject to any general or specific resolution of the Board of Directors, appoint and discharge employees and agents of the Corporation, prescribe their duties and fix their compensation; he may make and sign bonds, mortgages and other contracts and agreements in the name and on behalf of the Corporation, except when the Board of Directors by either general or special resolution instructs the same to be done by some other officer or agent; he shall have power to cause the seal of the Corporation to be affixed to any instrument requiring the same, and the same, when so affixed, shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or by such other officer or agent as may be designated by the Board; he shall see that the books, reports, statements and certificates required by the statute under which the Corporation is organized or by any other statutes applicable thereto are properly kept, made and filed according to law. He shall generally do and perform all acts which the president of a corporation is authorized or required by law to do or to perform, and shall have such general powers as the president of a corporation is given by law.

     5.7. Vice Presidents. Each Vice President shall have the usual powers and
          ---------------
duties pertaining to his office, together with such further powers and duties as may be assigned to him by the Board of Directors or by the President. In case

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of the absence or disability of the President and of the Chairman of the Board of Directors, if any, the duties of the President and of the Chairman of the Board of Directors, if any, shall be performed by the Executive Vice Presidents, if any, in the order of their designation by the Board or, in the absence of such designation, in the order of their seniority or, in the absence or disability of all of the Executive Vice Presidents, by the Vice Presidents in such order, unless and until the Board shall otherwise direct.

        5.8.  Secretary.  The Secretary shall give, or cause to be given, notice
              ---------
of all meetings of stockholders and of directors, and all other notices required or permitted by law, by the Certificate of Incorporation or by these By-laws, and in case of his absence, or his refusal or neglect so to do, any such notice may be given by any person designated by the President or by the directors or the stockholders upon whose requisition the meeting is called; he shall record, or cause to be recorded, all the proceedings of the meetings of the stockholders and the Board of Directors in a book or books to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or by the President, under whose supervision he shall be; he shall have custody of the seal of the Corporation; he shall perform all the other duties incident to the office of secretary of a corporation.

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        5.9.  Assistant Secretaries. The Board of Directors may appoint an
              ---------------------
Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. At the request of the Secretary or in case of the absence or disability of the Secretary, the duties of the Secretary shall be performed by one or more of the Assistant Secretaries, as the Secretary or the Board shall determine.

        5.10. Treasurer. The Treasurer shall have the custody of all funds,
              ---------
securities, evidences of indebtedness and other valuable documents of the Corporation, and shall deposit the same in the name of the Corporation in such depositaries or places of safekeeping as may be designated by the Board of Directors. He shall have charge of disbursing the funds of the Corporation, subject to the control of the Board, and of taking proper vouchers and causing to be given receipts and acquittances therefor; he shall enter, or cause to be entered, in books of the Corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out for the account of the Corporation and, whenever required by the Board of Directors or the President, he shall render a statement of his accounts; he shall keep, or cause to be kept, such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation; he shall,

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unless otherwise determined by the Board, have charge of the original stock books, transfer books and stock ledgers and shall, unless otherwise so determined, act as transfer agent in respect of the stock and securities of the Corporation; he shall perform such other duties as shall be assigned to him by the Board of Directors or the President, under whose supervision he shall be, and he shall perform all other duties incident to the office of treasurer of a corporation. If and to the extent that the Board of Directors so determines, he shall give the Corporation a bond, in such amount and on such conditions and with such surety as the Board shall prescribe, for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     5.11.  Assistant Treasurers. The Board of Directors may appoint an
            --------------------
Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. At the request of the Treasurer, or in case of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by one or more of the Assistant Treasurers, as the Treasurer or the Board shall determine.

     5.12.  Delegation of Duties. In case of the absence of any officer of the
            --------------------
Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may, for the time being, delegate the powers or duties of such officer to any other officer or to any director.

                                   ARTICLE 6

                                 Capital Stock
                                 -------------

     6.1.   Certificates for Shares. Certificates for shares of capital stock of
            -----------------------
the Corporation shall be in such form as shall be approved by the Board of Directors, and shall be signed by the Chairman of the Board of Directors, the President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer; provided that when such certificate is signed (a) by a transfer agent or assistant transfer agent or
(b) by an individual acting as transfer clerk on behalf of the Corporation and by a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, for whatever reason, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless, unless otherwise ordered by the Board of Directors, be delivered as though the person or persons who shall have signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. The corporate seal shall be affixed to all certificates of stock and may be facsimile.

     6.2.  Transfer of Shares. Shares of stock shall be transferable on the
           ------------------
books of the Corporation only by the person named in the certificate as the owner of the shares represented thereby, or by his duly authorized attorney, upon surrender of the certificate or certificates therefor and upon payment of all requisite transfer taxes thereon.

     6.3.  Transfer Agents; Transfer Clerks and Registrars. The Board of
           -----------------------------------------------
Directors may appoint and remove transfer agents, assistant transfer agents, transfer clerks and/or registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent, assistant transfer agent, transfer clerk and/or registrar.

     6.4.  Lost Certificates. Any person claiming a certificate of stock to be
           -----------------
lost, stolen or destroyed shall make an affidavit or affirmation of the fact of such loss, theft or destruction and, if requested so to do by the Board of Directors, shall advertise such fact in such manner as the Board may require, and shall give the Corporation, its transfer agents, assistant transfer agents, transfer clerks, registrars and/or other agents, or such of them as the Board may require, a bond of indemnity in such amount, or unlimited in amount, as shall be determined by the Board and in form and contents satisfactory to the Board (and to the other persons thereby indemnified, if any) and with such sureties as the Board may prescribe; whereupon the Corporation may cause to be issued a new certificate of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed. Action with respect to lost, stolen or destroyed certificates may be taken by the Board of Directors by resolution with respect to a particular certificate or certificates or by resolution pertaining generally to lost, stolen or destroyed certificates.

     6.5.  Regulations. The Board of Directors may make such rules and
           -----------
regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation, not inconsistent with the provisions of law, the Certificate of Incorporation or these By-laws.

     6.6.  Holder of Record to be Deemed Holder in Fact. The holder of record of
           --------------------------------------------
any share or shares of stock may be treated as the holder in fact thereof, and no equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not there shall be express or other notice thereof to the Corporation, need be recognized, except as otherwise expressly provided by law.

                                   ARTICLE 7

                            Miscellaneous Provisions
                            ------------------------

     7.1.  Corporate Seal. The seal of the Corporation shall be in such form and
           --------------
of such content as the Board of Directors shall from time to time determine.

     7.2.  Fiscal Year. The Board of Directors may determine the fiscal year of
           -----------
the Corporation and may from time to time change the same.

     7.3.  Checks. All checks, drafts or orders for the payment of money and all
           ------
acceptances or notes or other commercial paper of the Corporation shall be signed by such person or persons as the Board of Directors may from time to time designate.

     7.4.  Receipts. All receipts for property, cash, stocks, bonds and other
           --------
securities received by the Corporation shall be signed, and all such property may be received, for and in the name of the Corporation, by any officer (or by any other person who may be authorized so to do by the Board of Directors).

     7.5.  Transfer of Securities. All endorsements, assignments, transfers,
           ----------------------
stock powers or other instruments of
transfer of stock or other securities belonging to and/or standing in the name of the Corporation shall be executed and delivered for and in the name of the Corporation by any officer (or by any other person who may be authorized so to do by the Board of Director).

        7.6. Books. The accounts, books and records of the Corporation shall be
             -----
kept at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Treasurer or by any other officer or agent designated by the Board of Directors. The original or a duplicate stock ledger containing the names and addresses of the stockholders and the number of shares of each class or series held by them respectively shall be kept at the principal office of the Corporation in the State of Delaware.

        7.7. Inspection of Books. Subject to the General Corporation Law, the
             -------------------
Board of Directors from time to time may determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or record of the Corporation except as such right may be expressly conferred by the General Corporation Law or may be expressly granted by the Board of Directors.

        7.8. Powers of Attorney. The Board of Directors may delegate to any
             ------------------
officer or director of the Corporation, or to any other person, the right and power to act on behalf of the Corporation in such matters, with such general or limited powers, under such conditions and for such duration as the Board may, in each instance, determine. Any power of attorney or other evidence of such grant of rights and powers shall be made in writing and, when duly authorized and executed in the name and on behalf of the Corporation, shall be fully binding upon the Corporation in accordance with its terms.

        7.9. Voting of Stock or Other Securities. Unless otherwise provided by
             -----------------------------------
resolution of the Board of Directors, the President, the Chairman of the Board of Directors, or any Vice President may from time to time in his discretion, in the name and on behalf of the Corporation, (a) attend any meeting of the holders of stock or other securities of any other corporation which may be held by the Corporation and at such meeting vote and exercise any and all of the rights and powers of the Corporation as the holder of such stock or other securities; (b) appoint one or more attorneys or agents of the Corporation to attend any meeting of the holders of stock or other securities of any such other corporation and at such meeting to vote and exercise any and all of the rights and powers of the Corporation as the holder of such stock or other securities; (c) execute consents in writing to any action by any such other corporation, and/or appoint one or more attorneys or agents to execute such consents; (d) instruct the attorneys or agents appointed as aforesaid as to the manner of voting, exercising such rights and powers and/or executing such consents; and (e) execute such written proxies, consents, waivers or other instruments as he may deem necessary or proper with respect to any such meeting of the holders of stock or other securities of any such other corporation or with respect to any such consent to any action by any such other corporation.

        7.10. Indemnification of Directors and Officers. Any person made a party
              -----------------------------------------
to any action, suit or proceeding, whether civil, administrative or criminal, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with or arising out of the defense of such action, suit or proceeding, or any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer or employee is liable to the Corporation, or to any Corporation which he served as such at the request of the Corporation, for negligence or misconduct in the performance of the duties of his office, but a plea of nolo contendere
                                                              ---------------
or guilty, conviction, judgment or settlement entered in any such action, suit or proceeding shall not by itself be regarded as conclusively constituting an adjudication of iability for such negligence or misconduct.

        7.10.1 Without limitation of the generality of the foregoing, the expenses referred to in the preceding paragraph shall be deemed to include
     (a) if any such action, suit or proceeding shall proceed to judgment, any and all judgments, costs, fines, penalties and other expenses imposed upon such person by reason of such judgment, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer or employee is liable to the Corporation, or to any corporation which he served as such at the request of the Corporation, for negligence or misconduct in the performance of the duties of his office, and (b) in the event of any settlement of any such action, suit or proceeding, all reasonable costs and other expenses of such settlement (other than any payments made to the Corporation itself, or to such other corporation), provided that independent legal counsel designated by a majority of the total number of directors of the Corporation shall have advised the

Corporation that, in the opinion of such counsel, the director, officer or employee was not liable to the Corporation, or to such other corporation, for negligence or misconduct in the performance of the duties of his office.

        7.10.2. Any amount payable by way of indemnity shall be determined and paid pursuant to (a) a court order, or (b) a resolution adopted by a majority of the non-interested directors of the Corporation then in office (whether or not such majority constitutes a quorum, but provided that there shall be least two such directors in office) or (c) a resolution adopted by the vote of the holders of at least a majority of the outstanding shares of stock at the time entitled to vote for the election of directors of the Corporation.

        7.10.3. If any such indemnity is paid otherwise than pursuant to a court order or action by the stockholders, the Corporation shall, within eighteen (18) months from the date of such payment, mail to its stockholders at the time entitled to vote for election of directors, a statement specifying the persons paid, the amounts of the payments and the final disposition of the action, suit or proceeding.

        7.10.4. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such director, officer or employee may be entitled under any present or future law, statute, agreement, vote of stockholders or otherwise.

                7.11.   Notices.  Whenever any notice is required or permitted
                        -------
by these By-laws to be given, personal notice shall not be necessary unless expressly so stated. Any notice so required or permitted shall be deemed given effectively if the same shall be deposited in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address as shown on the stock book of the Corporation, in the case of a stockholder, or at such person's last known post office address, in the case of a director or officer, or if transmitted to such person at his address as aforesaid by telegram, cablegram, radiogram or similar communication, and such notice shall be deemed to have been given on the day of such deposit or transmittal.

                7.12.   References.  Wherever in these By-laws reference is made
                        ----------
to the Certificate of Incorporation, such reference shall be deemed made to the Certificate of Incorporation (as such term is defined in section 102(c) of the General Corporation Law) of the Corporation, as the same may have been and may be amended, and wherever in these By-laws reference is made to these By-laws, such reference shall be deemed made to the By-laws of the Corporation, as the same may have been and may be amended. Wherever in these By-laws reference is made to the General Corporation Law, such reference shall be deemed made to the General Corporation Law of the State of Delaware, as the same may have been and may be amended.


                                   ARTICLE 8

                               Action by Consent
                               -----------------

                8.1.  Board of Directors and Committees. Any action required or
                      ---------------------------------

permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                8.2.  Stockholders.  Any action required or permitted to be
                      ------------
taken at any meeting of the stockholders may be taken without a meeting if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to the action being taken.

                                   ARTICLE 9

                                   Amendments
                                   ----------

                9.1.  General.  These By-laws and any provision or provisions
                      -------
thereof may be amended (which amendments may be effected by changing, altering, suspending, repealing, rescinding, revoking or readopting the same, or by substituting new By-laws or provisions therefor, or by adding new By-laws or provisions thereto) and any such amended By-law or By-laws may likewise be amended, at any annual or special meeting of stockholders by the holders of the shares entitled to vote thereat, or at any regular or special meeting of the Board of Directors by a majority of the directors present at the meeting, a quorum being present; provided that no action may be taken under any of the provisions of this Article within sixty
(60) days before the day on which an election of directors is to be held which would change the time and place of such election.

                                 CERTIFICATION



     The undersigned, Asst. Secretary of TERRA CHEMICALS INTERNATIONAL, INC., a Delaware corporation, hereby certifies that the foregoing is a true and correct copy of the By-laws of said Corporation in effect on the date of this certification.

     IN WITNESS WHEREOF I have signed this certificate and affixed the seal of said Corporation hereto this 20th day of July, 1964.


                                        /s/ [ILLEGIBLE]
                                   ---------------------------
                                    Asst. Secretary



                                                     (Corporate Seal)